EXHIBIT 3.1
CERTIFICATE OF DESIGNATION
OF
5.900% FIXED RATE NON-CUMULATIVE
PERPETUAL SERIES A PREFERENCE SHARES
OF
INVESCO LTD.

Invesco Ltd., a Bermuda exempted company (the “Corporation”), hereby certifies that, pursuant to the authority contained in its Third Amended and Restated Bye-Laws (as amended and restated from time to time, the “Bye-Laws”) and to resolutions of the board of directors of the Corporation (the “Board”) adopted on May 9, 2019, the creation of the series of 5.900% Fixed Rate Non-Cumulative Perpetual Series A Preference Shares, US$0.20 par value per share, US$1,000.00 liquidation preference per share (the “Series A Preference Shares”), was authorized and the designation, preferences and privileges, voting rights, and special rights, and qualifications, limitations and restrictions of the Series A Preference Shares, in addition to those set forth in the Bye-Laws, were fixed as follows:
Section 1. Designation and Number of Shares.  The designation of the Series A Preference Shares shall be “5.900% Fixed Rate Non-Cumulative Perpetual Series A Preference Shares” and the authorized number of shares that shall constitute this series shall be 4,010,448   shares, US$0.20 par value per share, US$1,000.00 liquidation preference per share.  The number of Series A Preference Shares may be increased from time to time in accordance with applicable law up to the number of Undesignated Shares (as defined in the Bye-Laws) authorized and available to be issued under the Bye-Laws.  Series A Preference Shares will be dated the date of issue, which shall be referred to herein as the “original issue date.”  Issued and outstanding Series A Preference Shares that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preference Shares, shall be cancelled and shall revert to Undesignated Shares.  Each Series A Preference Share shall be identical in all respects to every other Series A Preference Share, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 3(a) herein.
Section 2. Ranking.  The Series A Preference Shares shall rank:
(a)
senior, as to dividends and in the distribution of assets upon liquidation, dissolution and winding up, to the Common Shares (as defined in the Bye-Laws) and to any other class or series of shares of the Corporation now or hereafter authorized, issued and/or outstanding that, by its terms, does not expressly provide that it ranks senior to or pari passu with the Series A Preference Shares as to dividends and in the distribution of assets upon liquidation, dissolution and winding up of the Corporation, as the case may be (the Common Shares and all such other classes or series of shares, collectively, “Junior Securities”);

(b)
on parity, as to dividends with any class or series of shares of the Corporation now or hereafter authorized, issued and/or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series A Preference Shares as to the payment of dividends, regardless of whether such shares bear dividends on a non-cumulative or cumulative basis (collectively, “Preference Shares Dividend Parity Securities”); and

(c)
on parity, as to distribution of assets upon liquidation, dissolution and winding up, with any class or series of shares of the Corporation now or hereafter authorized, issued and/or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series A Preference Shares as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation (collectively, “Preference Shares Liquidation Parity Securities”).

Section 3. Dividends.  (a) Holders of Series A Preference Shares will be entitled to receive, when, as and if declared by the Board (or a duly authorized committee of the Board), out of assets legally available for the payment of dividends under the laws of Bermuda, including, without limitation, the Companies Act 1981, as amended (the “Companies Act”), non-cumulative cash dividends at a rate equal to 5.900% of the $1,000 liquidation preference per share, per annum, payable in arrears, on each Series A Dividend Payment Date (as defined below) with respect to each Series A Dividend Period (as defined below) or portion thereof ending on the day preceding such respective Series A Dividend Payment Date.  If the Corporation issues additional Series A Preference Shares after the original issue date, dividends on such shares will accrue from the original issue date of such additional shares.
(b)
If declared by the Board (or a duly authorized committee of the Board), dividends will be payable quarterly, in arrears on the Series A Preference Shares on the following dates (each, a “Series A Dividend Payment Date”):   March 1, June 1, September 1 and December 1 of each year, commencing September 1, 2019.  If any date on which dividends would otherwise be payable is not a Business Day, then the Series A Dividend Payment Date will be the next Business Day, without any adjustment to the amount of such dividends.  A “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(c)
Dividends will be payable to holders of record of Series A Preference Shares as they appear on the Corporation’s register of members for such shares on the applicable record date, which shall be the 15th calendar day before the applicable Series A Dividend Payment Date, or such other record date, which shall be no earlier than 30 calendar days nor less than 10 calendar days before the applicable Series A Dividend Payment Date, as shall be fixed by the Board (or a duly authorized committee of the Board) (a “Dividend Record Date”).  A Dividend Record Date established for the Series A Preference Shares need not be a Business Day.

(d)
A “Series A Dividend Period” is the period from and including a Series A Dividend Payment Date to, but excluding, the next Series A Dividend Payment Date, except that the initial Series A Dividend Period will commence on and include the original issue date of Series A Preference Shares.  Dividends payable on Series A Preference Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards.  Dividends on the Series A Preference Shares will cease to accrue on the Redemption Date, if any, as described in Section 5, unless the Corporation defaults in the payment of the Redemption Price of the Series A Preference Shares called for redemption.

(e)
Dividends on the Series A Preference Shares will not be cumulative.  If the Board (or a duly authorized committee of the Board) does not declare a dividend on the Series A Preference Shares in respect of a Series A Dividend Period, then no dividend shall be deemed to have accrued for such Series A Dividend Period, no dividend shall be payable on the applicable Series A Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Series A Dividend Period, whether or not the Board (or a duly authorized committee of the Board) declares a dividend for any future Series A Dividend Period with respect to the Series A Preference Shares.

(f)
Notwithstanding any other provision hereof, dividends on the Series A Preference Shares shall not be declared, paid or set aside for payment to the extent that such act would cause the Corporation to fail to comply with the laws and regulations applicable thereto, including any applicable capital adequacy guidelines.

(g)
(1)
If (x) the full dividends on all issued and outstanding Series A Preference Shares for such Series A Dividend Period have not been declared and paid (or declared and a sum sufficient for the payment thereof been set aside) or (y) the Corporation is in default on its obligation to redeem any Series A Preference Shares that have been called for redemption, then the Corporation shall not declare, pay or set aside for payment any dividends or distributions with respect to any of its Junior Securities during the next succeeding Series A Dividend Period, other than (i) dividends payable solely in Junior Securities, and (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under such plan.  In addition, if full dividends on all issued and outstanding Series A Preference Shares for any Series A Dividend Period have not been declared and paid (or declared and a sum sufficient for the payment thereof been set aside), and there are issued and outstanding Preference Shares Dividend Parity Securities with a dividend payment date that is the same date as the Series A Dividend Payment Date (or a dividend payment date falling within the Series A Dividend Period related to such Series A Dividend Payment Date), then all dividends declared on the Series A Preference Shares and such Preference Shares Dividend Parity Securities and payable on such Series A Dividend Payment Date (or, in the case of Preference Shares Dividend Parity Securities having dividend payment dates different from the Series A Dividend Payment Dates, on a dividend payment date falling within the Series A Dividend Period related to such Series A Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full dividends (or equivalent) per share on the Series A Preference Shares and all such Preference Shares Dividend Parity Securities otherwise payable on such Series A Dividend Payment Date (or, in the case of Preference Shares Dividend Parity Securities having dividend payment dates different from the Series A Dividend Payment Dates, on a dividend payment date falling within the Series A Dividend Period related to such Series A Dividend Payment Date) bear to each other (subject to their having been authorized by the Board and declared by the Corporation out of legally available funds and including, in the case of any such Preference Shares Dividend Parity Securities that bear cumulative dividends, all accrued but unpaid dividends).

(2)
If (x) the full dividends on all issued and outstanding Series A Preference Shares for such Series A Dividend Period have not been declared and paid (or declared and a sum sufficient for the payment thereof been set aside) or (y) the Corporation is in default on its obligation to redeem any Series A Preference Shares that have been called for redemption, then the Corporation shall not redeem, repurchase or otherwise acquire, directly or indirectly, any of its Junior Securities or Preference Shares Dividend Parity Securities during the next succeeding Series A Dividend Period, other than

(i)
redemptions, repurchases or acquisitions (A) as a result of a reclassification of Junior Securities for or into other Junior Securities, (B) in the exchange or conversion of one series of Junior Securities for or into another series of Junior Securities, (C) through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities, (D) of Junior Securities in connection with any employment contract, equity compensation or other benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (E) of Junior Securities pursuant to any contractually binding requirements to buy Junior Securities, which contractual requirements are existing prior to the then current Series A Dividend Payment Date, including under a contractually binding stock repurchase plan, or (F) of fractional interests in Junior Securities pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; and

(ii)
redemptions, repurchases or acquisitions (A) as a result of a reclassification of Preference Shares Dividend Parity Securities for or into other Preference Shares Dividend Parity Securities or for or into Junior Securities, (B) in the exchange or conversion of one series of Preference Shares Dividend Parity Securities for or into another series of Preference Shares Dividend Parity Securities or Junior Securities, (C) through the use of the proceeds of a substantially contemporaneous sale of other Preference Shares Dividend Parity Securities, (D) of Preference Shares Dividend Parity Securities in connection with any employment contract, equity compensation or other benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (E) of Preference Shares Dividend Parity Securities pursuant to any contractually binding requirements to buy Preference Shares Dividend Parity Securities, which contractual requirements are existing prior to the then current Series A Dividend Payment Date, including under a contractually binding stock repurchase plan, or (F) of fractional interests in Preference Shares Dividend Parity Securities pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged.

(h)
If (x) the full dividends on all issued and outstanding Series A Preference Shares for such Series A Dividend Period have not been declared and paid (or declared and a sum sufficient for the payment thereof been set aside) or (y) the Corporation is in default on its obligation to redeem any Series A Preference Shares that have been called for redemption, then monies shall not be paid to or made available for a sinking fund for redemption of any Junior Securities or Preference Shares Dividend Parity Securities during the next succeeding Series A Dividend Period.

(i)
Subject to the foregoing, and not otherwise, dividends (payable in cash, shares or otherwise), as may be determined by the Board (or a duly authorized committee of the Board), may be declared and paid on Junior Securities and Preference Shares Dividend Parity Securities from time to time out of any assets legally available for such payment, and the holders of Series A Preference Shares shall not be entitled to participate in any such dividend.

Section 4. Liquidation.  (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation’s business and affairs, holders of Series A Preference Shares are entitled to receive, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to Series A Preference Shares with respect to distributions upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation’s business and affairs, but before any distribution of assets is made to holders of Common Shares or any other Junior Securities, a liquidating distribution in the amount of (i) the liquidation preference of $1,000.00 per share plus (ii) the per share amount of any declared and unpaid dividends (including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Series A Dividend Period to the date of liquidation), without accumulation of any undeclared dividends, pursuant to Section 3 hereto.  Holders of Series A Preference Shares will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution pursuant to this Section 4.
(b)
In any such distribution described in Section 4(a), if the assets of the Corporation or proceeds thereof are not sufficient to pay the amounts set forth in Section 4(a) hereto in full to all holders of Series A Preference Shares and all holders of any Preference Shares Liquidation Parity Securities, the amounts paid to the holders of Series A Preference Shares and to the holders of all Preference Shares Liquidation Parity Securities will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to holders of Series A Preference Shares pursuant to Section 4(a) above and to those holders of Preference Shares Liquidation Parity Securities.  If the liquidation preference amounts set forth in Section 4(a) hereto have been paid in full to all holders of Series A Preference Shares and all corresponding amounts have been paid in full on all Preference Shares Liquidation Parity Securities, if any, the holders of the Corporation’s Junior Securities shall be entitled to receive all remaining assets of the Corporation or proceeds thereof according to their respective rights and preferences.

(c)
For purposes of this section, the amalgamation, merger or consolidation of the Corporation with any other entity, including an amalgamation, merger or consolidation in which the holders of Series A Preference Shares receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.  (a) Series A Preference Shares are not subject to any mandatory redemption, sinking fund or other similar provisions.  Series A Preference Shares are not redeemable prior to the 21st anniversary of the original issue date.  On and after that date, Series A Preference Shares shall be redeemable at the option of the Corporation, in whole or in part, from time to time, on the 21st anniversary of the original issue date or any Series A Dividend Payment Date occurring thereafter (such date, the “Redemption Date”), at a redemption price (the “Redemption Price”) equal to (i) $1,000.00 per share, plus (ii) the per share amount of any declared and unpaid dividends prior to the Redemption Date (including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Series A Dividend Period to the Redemption Date), without accumulation of any undeclared dividends on the Series A Preference Shares.
(b) If Series A Preference Shares are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series A Preference Shares to be redeemed at their respective last addresses appearing in the register of members of the Corporation for such shares (provided that, if the Series A Preference Shares are held in book-entry form through The Depository Trust Company, or “DTC”, the Corporation may give such notice in any manner permitted by DTC).  Such notice shall be mailed not less than 30 days nor more than 60 days prior to the applicable Redemption Date for such shares.  Each notice of redemption will include a statement setting forth (or if the shares are held in book-entry form through DTC, the information, in addition to or in substitution thereof, subscribed by DTC):  (i) the Redemption Date; (ii) the number of Series A Preference Shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where the certificates evidencing Series A Preference Shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date.
(c) If notice of redemption of any Series A Preference Shares has been duly given and if all funds necessary for such redemption have been irrevocably set aside by the Corporation separate and apart from its other assets, in trust for the benefit of the holders of any Series A Preference Shares so called for redemption so as to be and continue to be available therefor, then, on and after the Redemption Date, dividends will cease to accrue on such Series A Preference Shares, such Series A Preference Shares shall no longer be deemed issued and outstanding and all rights of the holders of such shares will terminate, except the right to receive the Redemption Price.
(d)
In case of any redemption of only some of the Series A Preference Shares at the time issued and outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner, as determined by the Corporation, through a resolution duly adopted by the Board (or a duly authorized committee of the Board) to be fair and equitable.

Section 6. Voting Rights.  (a) Except as provided below or as expressly required by law or the Bye-Laws, the holders of Series A Preference Shares shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of the Corporation, and shall not be entitled to call a meeting of the holders of any one or more series or classes of shares of the Corporation for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Shares.
(b)
So long as any Series A Preference Shares remain issued and outstanding, in addition to any other vote or consent of shareholders required by law or the Bye-Laws, the affirmative vote or consent of the holders of a majority of all of the Series A Preference Shares at the time issued and outstanding, voting separately as a class (with each holder of Series A Preference Shares having one vote per share, including when acting by written consent), shall be required to:

(1)
 authorize, or increase the authorized amount of, or issue Series A Preference Shares or any class or series of shares ranking senior, to the Series A Preference Shares with respect to payment of dividends or in the distribution of assets upon liquidation, dissolution or winding up of the Corporation, or issue any obligation or security convertible into or evidencing the right to purchase, any Series A Preference Shares or such senior class or series of shares of the Corporation,

(2)
authorize or approve any merger, amalgamation or consolidation of the Corporation with or into any other person unless (x) the Corporation is the surviving company in such merger, amalgamation or consolidation and the Series A Preference Shares remain issued and outstanding or (y) the Corporation is not the surviving entity in such merger, amalgamation or consolidation but the Series A Preference Shares are not changed in such merger, amalgamation or consolidation into anything other than a class or series of preference shares or similar preferred security of the surviving or resulting entity, or the entity controlling such entity (such surviving or resulting entity, or the entity controlling such entity, the “Surviving Company”), having such powers, preferences, privileges and rights that, taken as a whole, are substantially the same powers, preferences, privileges and rights set forth in this Certificate of Designation, or

(3)
amend the provisions of (x) this Certificate of Designation or the certificate of designation creating any other series of preference shares, (y) the Memorandum of Association of the Corporation or (z) the Bye-Laws, in either case so as to adversely affect the powers, preferences, privileges or rights of Series A Preference Shares;

provided, that the foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all issued and outstanding Series A Preference Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably set aside by the Corporation, in accordance with Section 5, separate and apart from its other assets, in trust for the benefit of the holders of any Series A Preference Shares so called for redemption so as to be and continue to be available therefor.  For the avoidance of doubt, (i) no increase in the authorized share capital of the Corporation (or any Surviving Company) and (ii) no creation or issuance, or any increase in the authorized or issued amount, of any class or series of shares of the Corporation (or any Surviving Company), or any securities convertible into or exchangeable or exercisable for any other class or series of shares of the Corporation (or any Surviving Company), ranking equally with and/or junior to the Series A Preference Shares with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, will be deemed to adversely affect the powers, preferences, privileges or rights of, and shall not require the affirmative vote or consent of, the holders of Series A Preference Shares.
(c)
If the Corporation fails to declare and pay, in full, dividends on issued and outstanding Series A Preference Shares or any other series of Preference Shares Dividend Parity Securities having voting rights to elect directors equivalent to those described in this Section 6(c) (“Preference Shares Voting Parity Securities”) for at least six quarterly Series A Dividend Periods, or their equivalent, whether or not consecutive (a “Non-Payment Event”), the number of directors of the Corporation shall be automatically increased by two.  Holders of Series A Preference Shares shall have the right, voting as a class with holders of any other affected Preference Shares Voting Parity Securities, to elect such two additional members of the Board (“Preference Share Directors”) in accordance with Section 6(e) below.

(d)
When cumulative dividends payable for all past dividend periods for any Preference Shares Voting Parity Securities entitled to cumulative dividends (if any) and continuous noncumulative dividends for at least four consecutive Series A Dividend Periods following such Non-Payment Event shall have been paid in full, the terms of the Preference Share Directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of Series A Preference Shares and Preference Shares Voting Parity Securities shall cease, subject to increase in the number of directors of the Corporation as described above and to revesting of such voting right in the event of each and every additional Non-Payment Event, as described above.

(e)
In the event that the holders of the Series A Preference Shares, and any such other holders of Preference Shares Voting Parity Securities, shall be entitled to vote for the election of the Preferred Share Directors following a Non-Payment Event, such directors shall be initially elected following such Non-Payment Event only at a special general meeting called for that purpose, or at any annual general meeting of shareholders, and thereafter at the annual general meeting of shareholders. At any time when such special voting power has vested in the holders of any of the Series A Preference Shares as described above, the Board, chairman, president or chief executive officer of the Corporation will, upon the written request of the holders of record of at least 20% of the Series A Preference Shares then issued and outstanding addressed to the secretary of the Corporation, call a special general meeting of the holders of the Series A Preference Shares and any Preference Shares Voting Parity Securities for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the Bye-Laws (or if there be no designation, at the Corporation’s registered office in Bermuda). If such meeting shall not be called by the Corporation’s Board, chairman, president or chief executive officer within 20 days after the Corporation’s secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to the Corporation’s secretary at the Corporation’s registered office, then the holders of record of at least 20% of the Series A Preference Shares then issued and outstanding may designate in writing one such holder to call such meeting at the Corporation’s expense, and such meeting may be called by such holder so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless the Corporation otherwise designates. Any holder of the Series A Preference Shares so designated will have access to the Corporation’s register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions.  Notwithstanding the foregoing, no such special general meeting will be called during the period within 30 days immediately preceding the date fixed for the next annual general meeting of shareholders.  There is no quorum requirement for a meeting to elect any Preference Share Directors pursuant to these provisions.

(f)
The Preference Share Directors so elected by the holders of the Series A Preference Shares and any such other holders of Preference Shares Voting Parity Securities will continue in office (i) until their successors, if any, are elected by such holders at the next annual general meeting, (ii) until they are removed by the holders of record of a majority of the aggregate voting power of Series A Preference Shares and Preference Shares Voting Parity Securities then issued and outstanding (voting together as a single class), as further described below, or (iii) unless required by applicable law to continue in office for a longer period, in each case until termination of the right of such holders to vote as a class for Preference Share Directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of such holders to vote as a class for Preference Share Directors as provided herein, the terms of office of the Preference Share Directors then in office so elected by the holders of the Series A Preference Shares and any such other holders of Preference Shares Voting Parity Securities will terminate.

(g)
Any Preference Share Director may be removed at any time:  (i) with or without cause, by the affirmative vote of the holders of a majority of the shares of Series A Preference Shares at the time issued and outstanding voting separately as a class together with the holders of shares of Preference Shares Voting Parity Securities, if any, or (ii) by the Board for Cause (as defined in the Bye-Laws); provided that any vacancy so created as described in the preceding clause (i) may be filled only by the affirmative vote of the holders of a majority of the Series A Preference Shares at the time issued and outstanding voting separately as a class together with the holders of shares of Preference Shares Voting Parity Securities, to the extent the voting rights of such holders described above are then exercisable.  If the office of any director elected by the preference shares under this Section 6(c) becomes vacant for any reason other than removal from office pursuant to the foregoing clause (i), the remaining director elected by the preference shares under this Section 6(c) may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred; provided that if there is no such remaining director, then such vacancy may be filled only by the affirmative vote of the holders of a majority of the Series A Preference Shares at the time issued and outstanding voting separately as a class together with the holders of shares of Preference Shares Voting Parity Securities, to the extent the voting rights of such holders described above are then exercisable.  The Preference Share Directors shall each be entitled to one vote per director on any matter that shall come before the Board for a vote. Each Preference Share Director elected at any special general meeting of shareholders of the Corporation or by written consent of the other Preference Share Director shall hold office until the next annual general meeting of the shareholders of the Corporation if such office shall not have previously terminated as above provided.

(h)
The rules and procedures for calling and conducting any meeting of the holders of Series A Preference Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of this Certificate of Designation, the Bye-Laws or as may be provided by applicable law and any national securities exchange or other trading facility on which the Series A Preference Shares are listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the Series A Preference Shares and any Preference Shares Voting Parity Securities has been cast or given on any matter on which the holders of Series A Preference Shares are entitled to vote shall be determined by the Corporation by reference to the respective specified liquidation amounts of the Series A Preference Shares and Preference Shares Voting Parity Securities voted or covered by the consent.

Section 7. Conversion Rights.  The holders of Series A Preference Shares shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.
Section 8. Preemptive Rights.  The holders of Series A Preference Shares shall have no preemptive rights with respect to any shares of the Corporation or any of its other securities convertible into or carrying rights or options to purchase any such shares.
Section 9. Certificates.  The Corporation may at its option issue Series A Preference Shares without certificates.
Section 10.                           Transfer Agent.  The duly appointed transfer agent for the Series A Preference Shares shall be Computershare Inc.  The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.  Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series A Preference Shares or, if applicable, pursuant to DTC procedures.
Section 11.                           Registrar.  The duly appointed registrar for the Series A Preference Shares shall be Computershare Inc.  The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal.  Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series A Preference Shares or, if applicable, pursuant to DTC procedures.
Section 12.                           Maturity.  The Series A Preference Shares shall have no stated maturity.  The Series A Preference Shares shall remain issued and outstanding perpetually, unless and until the Corporation elects to redeem the Series A Preference Shares in accordance with Section 5.
Section 13.                          Amendment.  The Board may, by a duly adopted resolution and subject to Section 6(b) of this Certificate of Designation, amend this Certificate of Designation.
Section 14.                         Modification.  The Board, without requiring any consent from the holders of Series A Preference Shares, and so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, on the Series A Preference Shares, may interpret, supplement or amend the provisions of this Certificate of Designation to resolve any ambiguity in this Certificate of Designation, or to cure, correct or supplement any provision contained in this Certificate of Designation that is defective or inconsistent with any other provision contained in this Certificate of Designation.
Section 15.                        No Other Rights.  Without limiting the rights and obligations of the Corporation and any holder of Series A Preference Shares pursuant to any contract or agreement between the Corporation and any such holder of Series A Preference Shares, the Series A Preference Shares will not have any powers, designations, preferences or special rights, nor will there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth in this Certificate of Designation, the Memorandum of Association of the Corporation, the Bye-Laws or as may be provided by applicable law.
Section 16.                        Termination.  If no Series A Preference Shares are issued and outstanding, all rights and preferences of Series A Preference Shares established and designated hereunder shall cease and terminate, and all obligations of the Corporation under this Certificate of Designation with respect to such Series A Preference Shares shall terminate.